Exhibit 99.2

Execution Version

AMENDED AND RESTATED SUPPORT AGREEMENT

This Amended and Restated Support Agreement (this “Agreement”), dated as of December 20, 2019, is by and among Contrarian Capital Management, L.L.C., a Delaware limited liability company, and certain private investment funds directly or indirectly managed by Contrarian Capital Management, L.L.C., as listed on Schedule A hereto (collectively, “Shareholder” and each individually, a “member” of Shareholder), and Chaparral Energy, Inc. (the “Company”).

RECITALS

WHEREAS, the Company and Shareholder have entered into that certain Support Agreement, dated August 8, 2018 (the “Existing Agreement”), pursuant to which the parties agreed to certain matters in respect of the Board of Directors of the Company (the “Board”) and certain other matters, as provided in the Existing Agreement;

WHEREAS, the Company and Shareholder have engaged in various discussions and communications concerning the Company’s business, financial performance and other matters;

WHEREAS, Shareholder has informed the Company that it Beneficially Owns 4,101,950 shares of Class A Common Stock, $0.01 par value, of the Company (the “Common Stock”), which represents approximately 8.84% of the issued and outstanding shares of Common Stock;

WHEREAS, contemporaneously with the execution hereof, the Company and Strategic Value Partners, LLC (“SVP”) are entering into an amendment and restatement to the Support Agreement between those two parties dated June 6, 2018 (as amended and restated, the “SVP Support Agreement”), pursuant to which the number of individuals SVP is entitled to designate for appointment to the Board has been increased from one to two, on the terms and subject to the conditions set forth therein; and

WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders and Shareholder has determined that it is in its best interests to come to an agreement with respect to certain matters in respect of the Board of Directors of the Company (the “Board”) and certain other matters, as provided in this Agreement;

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Board Representation and Board Matters. Effective as of the date and time that the SVP Support Agreement has been executed and delivered by the parties thereto (the “Effective Time”), Shareholder shall no longer have any rights to designate any Shareholder Designees (as defined in the Existing Agreement).

2.	Standstill and Voting Obligations.

(a)

Shareholder agrees that, from the Effective Time until the earlier of (A) completion of the Company’s 2020 annual meeting of shareholders (the “2020 Annual Meeting”); or (B) a material breach by the Company of its obligations under this Agreement that is not cured within twenty business days after receipt by the Company of written notice from Shareholder specifying the material breach (it being understood that unintentional breaches of this Agreement that by their nature cannot be reversed or undone shall be deemed to have been cured for purposes hereof if the Company has taken commercially reasonable actions to reduce the adverse impact of such breach) (the “Standstill Period”), no member of Shareholder shall, directly or indirectly, and each member of Shareholder shall cause each Shareholder Affiliate not to, directly or indirectly, take any of the actions set forth below; provided, however, that the restrictions set forth in Sections 2(a)(ii), 2(a)(iv), 2(a)(v) (solely as it relates to any special meeting of stockholders) and 2(a)(viii) (solely as it relates to such Sections) shall not expire until the date that is 90 days after completion of the 2020 Annual Meeting:

(i)

acquire, offer or seek to acquire, agree to acquire or acquire rights to acquire (except by way of stock dividends or other distributions or offerings made available to holders of voting securities of the Company generally on a pro rata basis), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a group, through swap or hedging transactions or otherwise, any voting securities of the Company (other than through a broad-based market basket or index) or any voting rights decoupled from the underlying voting securities that would result in the beneficial ownership of 15% or more than of the then-outstanding shares of the Common Stock in the aggregate;

(ii)

engage in a “solicitation” of “proxies” (as such terms are defined under the Exchange Act) or written consents of stockholders with respect to, or from the holders of, the Voting Securities (other than any Shareholder Affiliate), for the election of individuals to the Board or to approve stockholder proposals, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined under the Exchange Act) (other than a “solicitation” or acting as a “participant” in support of the nominees of the Board at any stockholder meeting or voting its shares at any such meeting in its sole discretion, or providing such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such director nominees);

(iii)

form or join a “group” as defined under Section 13(d) of the Exchange Act with respect to the Voting Securities (excluding, for the avoidance of doubt, any group composed solely of Shareholder and Shareholder Affiliates);

(iv)	support or participate in any effort by any person or entity not a party to this Agreement (a “Third Party”) with respect to the matters set forth in Section 2(a)(ii) of this Agreement;

(v)

present at any annual meeting or any special meeting of the Company’s stockholders or through action by written consent any proposal for consideration for action by stockholders or seek the removal of any member of the Board or propose any nominee for election to the Board or seek representation on the Board except as set forth herein;

(vi)

grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or deposit any Voting Securities of the Company in a voting trust or subject them to a voting agreement or other arrangement of similar effect with respect to any annual or special meeting or action by written consent (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), including, without limitation, lend any securities of the Company to any person or entity for the purpose of allowing such person or entity to vote such securities in connection with any stockholder vote or consent of the Company;

(vii)

engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any put or call option, “swap” or hedging transaction with respect to any security (other than a broad based market basket or index)) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company or encourage, initiate or support any person or entity in any such activity; or

(viii)	request, directly or indirectly, any amendment or waiver of the foregoing in a manner that would be reasonably likely to require public disclosure by Shareholder or the Company;

provided that the restrictions in this Section 2(a) shall not prevent Shareholder or any Shareholder Affiliate from making (a) any factual statement as and to the extent required by applicable legal process, subpoena, or legal requirement from any governmental or regulatory authority with competent jurisdiction over the party from whom information is sought (so long as such request did not arise as a result of discretionary acts by Shareholder or any of the Shareholder Affiliates); and (b) any confidential communication to the Company that would not be reasonably likely to require public disclosure by Shareholder, any Shareholder Affiliate or the Company.

(b)

Until the end of the Standstill Period, Shareholder and the Shareholder Affiliates shall cause all Voting Securities owned by them directly or indirectly, whether owned of record or Beneficially Owned, as of the record date for any annual or special meeting of shareholders or in connection with any solicitation of shareholder action by written consent (each a “Shareholders Meeting”) within the Standstill Period, in each case that Shareholder and the Shareholder Affiliates are entitled to vote at any such Shareholders Meeting, to be present for quorum purposes and to be voted, at all such Shareholders Meetings or at any adjournments or postponements thereof, (i) for the election of the directors or director nominees who are nominated by the Board for election at such Shareholders Meeting and (ii) in accordance with the recommendation of the Board on any other proposals or other business that comes before the 2020 Annual Meeting (other than any proposals relating to (1) amendments to the Company’s articles of incorporation or other organizational documents, (2) mergers, acquisitions, asset sales or purchases, recapitalizations, or other business combinations or extraordinary transactions, or (3) the issuance of Company equity securities or any securities convertible into, or exercisable or exchangeable for Company equity securities, each of which may be voted by Shareholder and the Shareholder Affiliates in their own discretion).

3.	[Reserved]

4.

Confidentiality Agreement. The parties hereby agree that, notwithstanding any other provision of this Agreement to the contrary, if so requested by either party and agreed to by the other, Shareholder may be provided confidential information in accordance with and subject to the terms of a confidentiality agreement in a form to be agreed among the parties (the “Confidentiality Agreement”). Shareholder acknowledges and agrees that (i) until such time as the Confidentiality Agreement becomes effective, neither Shareholder nor any of the Shareholder Affiliates (excluding the Shareholder Designee) will request to receive (other as set forth in the previous sentence in connection with a request to enter into the Confidentiality Agreement), or knowingly and willingly accept, any confidential information concerning the Company, its subsidiaries or their respective businesses and (ii) non-public materials provided to the Board and communications relating thereto shall be deemed confidential information.

5.

Mutual Non-Disparagement. During the Standstill Period, Shareholder and the Company agree to not make, or cause to be made, and to cause each of their respective officers, directors, members, and employees not to make (whether directly or indirectly through any Affiliate), any public statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the other party or their respective business, operations or financial performance, officers, members, partners or directors or any person who has served as an officer, member, partner or director of the other party in the past, or who serves as an officer, director, partner or agent of the other party (a) in any document or report filed with or furnished to the SEC or any other governmental agency, (b) in any press release or other publicly available format or (c) to any journalist or member of the media (including without limitation, in a television, radio, internet, newspaper or magazine interview).

6.

Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

7.

Representations and Warranties of Shareholder. Each member of Shareholder represents and warrants that, as of the date of this Agreement, (a) Shareholder, together with all of the Shareholder Affiliates, Beneficially Owns, directly or indirectly, an aggregate of 4,101,950 shares of Common Stock; and (b) except for such ownership, no member of Shareholder, individually or in the aggregate with all other members of Shareholder and the Shareholder Affiliates, has any other Beneficial Ownership of any Voting Securities, including through any derivative transaction described in the definition of “Beneficial Ownership” below.

8.	Mutual Releases.

(a)

Effective as of the Effective Time, subject to the limitations set forth in Section 8(c), the Company on behalf of itself and, except for Shareholder and the Shareholder Affiliates, for each of its direct and indirect Affiliates, subsidiaries, subdivisions, successors, predecessors, shareholders, partners, members, managers and assigns, and their present and former officers, directors, legal representatives, employees, agents, and attorneys and other professionals, and their heirs, executors, administrators, trustees, successors and assigns (collectively, “Company Releasing Parties”), hereby irrevocably releases and forever discharges and covenants not to sue: (w) Shareholder and the Shareholder Affiliates or any of their respective direct or indirect Subsidiaries or Affiliates, excluding the Company and its subsidiaries (collectively, the “Shareholder Group”), (x) each of the present and former directors and officers of each member of the Shareholder Group, (y) each of the respective direct and indirect parent companies, Affiliates, subsidiaries, subdivisions, successors, predecessors, affiliated management companies, funds or vehicles advised directly or indirectly by any such affiliated management companies, shareholders, members, managers, partners and assigns (collectively with respect to any Person, the Persons in this clause (y), the “Related Entities”) of any member of the Shareholder Group, and (z) each of the present and former Related Entities, officers, directors, managing and executive directors, managers or members of the boards of managers, partners, legal representatives, managers, employees, agents, professional and financial advisors and sub-advisors, investment bankers, accountants, attorneys and other professionals of the persons identified in clauses (x) and (y) immediately above, and the family members, estates, assets, trusts, heirs, executors, administrators, trustees, successors and assigns of the Persons identified in clauses (w), (x), (y) and (z) immediately above (collectively all of the foregoing released Persons in this Section 8, the “Shareholder Released Parties”) of and from any and all claims, causes of action, suits, remedies, debts, liabilities, losses, demands, rights, obligations, damages, expenses, attorneys’ or other professionals’ fees whatsoever then existing or thereafter arising, whether based on or sounding in or alleging (in whole or in part) tort, contract, negligence, strict liability, contribution, subrogation, respondeat superior, violations of federal or state securities laws, breach of fiduciary duty, any other legal theory or otherwise, whether individual, class, direct or derivative in nature, liquidated or unliquidated, fixed or contingent, whether at law or in equity, whether based on federal, state or foreign law or right of action, foreseen or unforeseen, matured or unmatured, known or unknown, disputed or undisputed, accrued or not accrued, or otherwise (collectively, “Company Claims”), that the Company Releasing Parties have, had or can, shall or may now or hereafter have against the Company Released Parties, from the beginning of time up to and through the Effective Time, that arise out of, relate to, or are in any way connected with the Company. For the avoidance of doubt, neither the Company nor any subsidiary thereof is included the Shareholder Group or as a Shareholder Released Party.

(b)

Effective as of the Effective Time, subject to the limitations set forth in Section 8(d), Shareholder, on behalf of itself and, except for the Company and its subsidiaries, for each of its direct and indirect Affiliates, subsidiaries, subdivisions, successors, predecessors, shareholders, partners, members, managers and assigns, and their present and former officers, directors, legal representatives, employees, agents, and attorneys and other professionals, and their heirs, executors, administrators, trustees, successors and assigns (collectively, the “Shareholder Releasing Parties”), hereby irrevocably releases and forever discharges and covenants not to sue: (w) the Company, (x) each of the present and former directors and officers of each of Company and the direct or indirect subsidiaries or Affiliates thereof, (y) each of the Related Entities of the Persons identified in clause (w), and (z) each of the present and former Related Entities, officers, directors, managing and executive directors, managers or members of the boards of managers, partners, legal representatives, managers, employees, agents, professional and financial advisors and sub-advisors, investment bankers, accountants, attorneys and other professionals of the Persons identified in clauses (x) and (y) immediately above, and the family members, estates, assets, trusts, heirs, executors, administrators, trustees, successors and assigns of the Persons identified in clauses (w), (x), (y) and (z) immediately above (collectively all of the foregoing released Persons in this Section 8(b), the “Company Released Parties”) of and from any and all claims, causes of action, suits, remedies, debts, liabilities, losses, demands, rights, obligations, damages, expenses, attorneys’ or other professionals’ fees whatsoever then existing or thereafter arising, whether based on or sounding in or alleging (in whole or in part) tort, contract, negligence, strict liability, contribution, subrogation, respondeat superior, violations of federal or state securities laws, breach of fiduciary duty, any other legal theory or otherwise, whether individual, class, direct or derivative in nature, liquidated or unliquidated, fixed or contingent, whether at law or in equity, whether based on federal, state or foreign law or right of action, foreseen or unforeseen, matured or unmatured, known or unknown, disputed or undisputed, accrued or not accrued, or otherwise (collectively, “Shareholder Claims” and, together with Company Claims, “Claims”), that the Company Releasing Parties have, had, or can, shall or may now or hereafter have against the Company Released Parties, from the beginning of time up to and through the Effective Time, that arise out of, relate to, or are in any way connected with the Company.

(c)

Notwithstanding anything to the contrary contained in this Section 8, the Company Released Parties will remain liable to the Shareholder Releasing Parties, with respect to the liabilities and obligations, if any, they may have to the Shareholder Releasing Parties, (i) pursuant to this Agreement, the Confidentiality Agreement or any other agreement or document executed or delivered pursuant to or in connection with this Agreement and (ii) any rights any Shareholder Releasing Party may have to indemnification or advancement or reimbursement of expenses under any D&O policy, indemnification agreement or pursuant to the organizational documents of the Company or any of its Subsidiaries or employee benefit plan or related trust thereof (in each case, for the avoidance of doubt, as amended from time to time).

(d)

Notwithstanding anything to the contrary contained in this Section 8, the Shareholder Released Parties will remain liable to the Company Releasing Parties, with respect to the liabilities and obligations, if any, they may have to the Company Releasing Parties pursuant to this Agreement, the Confidentiality Agreement or any other agreement or document executed or delivered pursuant to or in connection with this Agreement (in each case, for the avoidance of doubt, as amended from time to time).

(e)

Notwithstanding anything to the contrary contained in this Section 8, no Shareholder Releasing Party or Company Releasing Party is waiving or being required to waive any Claim with respect to any actual and intentional fraud by any other Person, or any right that cannot be waived under applicable Law, and nothing contained in this Release will be construed as an admission by any Shareholder Releasing Party or Company Releasing Party of any liability of any kind to any Person.

(f)

Each of the undersigned, as a Shareholder Releasing Party or a Company Releasing Party (each, a “Releasor”), on behalf of himself, herself or its itself and each other Shareholder Releasing Party or Company Releasing Party, as applicable, that is a Related Entity of such Releasor, hereby waives any and all rights under Section 1542 of the Civil Code of California, and any similar Law, rule, provision or statute of Delaware, New York or any other jurisdiction, which states in full (or otherwise in substance) as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Releasor, on behalf of himself, herself or itself and each other Shareholder Releasing Party or Company Releasing Party, as applicable, that is a Related Entity of such Releasor, hereby knowingly and willingly waives the provisions of Section 1542 of the Civil Code of California and any similar Law, rule, provision or statute of Delaware, New York or any other jurisdiction that operates to bar the release of unknown claims, and acknowledges and agrees that this waiver is an essential and material term of this release and this Agreement. In particular, each Releasor, on behalf of himself, herself or itself and each other Shareholder Releasing Party or Company Releasing Party, as applicable, that is a Related Entity of such Releasor, hereby acknowledges that it has reviewed this Release with its legal counsel, and each Releasor understands and acknowledges the significance and consequences of this Release and, in particular, of the waiver provided in this Section 8(f).

9.	Certain Defined Terms. For purposes of this Agreement:

(a)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

(b)	“Associate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

(c)	“Beneficially Own,” “Beneficial Owner”, and “Beneficial Ownership” shall have the same meaning as set forth in Rule 13d-3 under the Exchange Act.

(d)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(e)

The terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(f)	“SEC” shall mean the Securities and Exchange Commission.

(g)

“Voting Securities” shall mean the Common Stock, and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for Common Stock or other securities entitled to vote in the election of directors, whether or not subject to the passage of time or other contingencies.

10.

Miscellaneous. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any state or federal court sitting in the State of Delaware, in addition to any other remedies at law or in equity, and each party agrees it will not take any action, directly or indirectly, in opposition to another party seeking or obtaining such relief, and it will not allege, and each party hereby waives the defense, that there is an adequate remedy at law. Each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware and the federal and other state courts sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than such federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO ANY CONFLICT OR CHOICE OF LAW PRINCIPLES THAT MAY RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

11.

No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

12.

Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto; provided, however, that any waiver or amendment hereof by the Company must be approved by a majority of the Whole Board (as defined in the bylaws of the Company).

13.

Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when email is sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified below in this Section 13:

if to the Company:

Chaparral Energy, Inc.

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Attention: Corporate Secretary

Email: justin.byrne@chaparralenergy.com

With a copy (which shall not constitute notice) to:

Sidley Austin LLP

1000 Louisiana St., Suite 5900

Houston, Texas 77019

Attention: J. Mark Metts

Email: mmetts@sidley.com

if to Shareholder:

Contrarian Capital Management, L.L.C.

411 West Putnam Ave., Suite 425

Greenwich, CT 06830

Attention: Peter Zuckerman

Email: pzuckerman@contrariancapital.com

14.

Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

15.	Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

16.	Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

17.

No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons, except for the Company Released Parties and the Shareholder Released Parties pursuant to Section 8.

18.	Fees and Expenses. Each party will bear its own costs, fees and expenses in connection with this Agreement.

19.

Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances. Any share numbers set forth in this Agreement shall be adjusted as necessary for any stock splits, stock dividends, reverse stock splits, recapitalizations or similar events (other than stock buybacks or repurchases).

[Signature Pages Follow; Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

CHAPARRAL ENERGY, INC.

By:	/s/ Justin Byrne
Justin Byrne
Vice President and General Counsel

[Signatures continued on the following page.]

[Signature Page to Amended and Restated Support Agreement]

Contrarian Advantage-B, L.P.
Contrarian Capital Trade Claims, L.P.
Contrarian Capital Senior Secured, L.P.
Contrarian Opportunity Fund, L.P.
Contrarian Centre Street Partnership, L.P.
Contrarian Dome du Gouter Master Fund, LP
Contrarian Distressed Equity Fund, L.P.
Contrarian Capital Fund I, L.P.

By: Contrarian Capital Management, L.L.C., as Investment Manager

By:	/s/ Jon R. Bauer
Name: Jon R. Bauer
Title: Managing Member

[Signature Page to Amended and Restated Support Agreement]

SCHEDULE A

CONTRARIAN ENTITIES

Contrarian Advantage-B, L.P.

Contrarian Capital Trade Claims, L.P.

Contrarian Capital Senior Secured, L.P.

Contrarian Opportunity Fund, L.P.

Contrarian Centre Street Partnership, L.P.

Contrarian Dome du Gouter Master Fund, LP

Contrarian Distressed Equity Fund, L.P.

Contrarian Capital Fund I, L.P.